As filed with the Securities and Exchange Commission
                                                   on September 19, 2000
                                              SEC Registration No. 333-46114


                   U.S. Securities and Exchange Commission
                            Washington, D.C. 20549
                                   FORM SB-2/A
                           Amendment     No. 3
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                               KUBLA KHAN, INC.
                (Name of Small Business Issuer in its Charter)

        Utah                      590012                    87-0650976
_______________________   ___________________________   _____________________
(State or jurisdiction   (Primary Standard Industrial   I.R.S. Employer
of incorporation          Classification Code Number)   Identification No.)


                    6990 South Park Centre Drive Suite 315
                          Salt Lake City, Utah 84121
                           (801) 567-0111 ext 6315
    _____________________________________________________________________
         (Address  and telephone number principal executive offices)

                                Same as above
   _______________________________________________________________________
             (Address of principal place of business or intended
                         principal place of business)

                                Same as above
   _______________________________________________________________________
          (Name, address and telephone number of agent for service)

                               With copies to:
                            Gerald M. Conder Esq.
                              466 South 500 East
                          Salt Lake City, Utah 84102
                                (801) 359-8622

     Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration
Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /__/

                       CALCULATION OF REGISTRATION FEE
______________________________________________________________________________

                                    Proposed        Proposed
Title of each                       maximum         maximum         Amount of
class of securities  Amount to      offering price  aggregate       registra-
to be registered     be registered  per unit        offering price  tion fee
-------------------- -------------  --------------- --------------- ---------
 Common                 75,000      $   1.00        $     75,000    $ 20.85
_____________________________________________________________________________

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                                  Prospectus

                               KUBLA KHAN, INC.
                   6990 South Park Centre Drive, Suite 315
                          Salt Lake City, Utah 84121

                        75,000 Shares  - Common stock

                This is Kubla Khan's initial public offering.
                     We are offering 75,000 common shares.
                 The public offering price is $1.00 per share.

               We have no public market for our common stock.
We intend to apply for a listing on the OTC Bulletin Board; we do not have a proposed symbol.
        ____________________________________________________________

            Investing in our common stock involves risks which are described in the "Risk Factors" section beginning on page 2 of this prospectus.

            Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

            The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is prohibited.

       _______________________________________________________________

     The shares are being sold by our President, William (Bill) Roberts, in a self-underwritten or "best efforts" offering of 75,000 shares. There is no minimum proceeds in this offering and proceeds are available to us immediately upon receipt. The price of our shares in this offering has been arbitrarily determined. To purchase shares in this offering, you must purchase at least 100 shares. The offering will terminate 180 days from the effective date unless extended by management for an additional 90 days, regardless of whether maximum proceeds are received. The offering may be terminated prior to that date at the discretion of management.

                                                        Per share  Total
                                                        ---------  ---------
Public offering price per share.......................  $   1.00   $  75,000
Commissions per share ................................  $   -0-    $  -0-
Proceeds to Kubla Khan ...............................  $   1.00   $  75,000

            The date of this prospectus is _____________, 2001

                              TABLE OF CONTENTS


Prospectus Summary..........................................................4

Risk Factors................................................................5
   Risks related to our financial condition.................................5
   Risks related to our business............................................5
   Risks related to this offering, our stock price, and corporate control...7

Forward-looking Statements..................................................9

Use of Proceeds.............................................................10

Determination of Offering Price.............................................11

Dilution....................................................................11

Selling Security Holders....................................................13

Plan of Distribution........................................................13
   How this offering will be sold...........................................13
   No commitment for purchase of shares; no escrow of funds.................13
   How to subscribe.........................................................14
   Purchases by officers, directors and principal shareholders..............14

Legal Proceedings...........................................................14

Directors, Executive Officers, Promoters and Control Persons................15
   Identification of officers and directors.................................15
   Business experience of officers and directors............................15
   Involvement in other public companies....................................16
   Significant employees....................................................16
   Involvement in certain legal proceedings.................................17
   Family relationships.....................................................17

Security Ownership of Certain Beneficial Owners and Management..............18

Description of Securities...................................................18
   Common stock.............................................................19
   Change in Control Provisions.............................................19

Experts.....................................................................19

Disclosure of Commission Position of Indemnification for Securities Act
  Liabilities...............................................................19

Description of Business.....................................................20
  Business development......................................................20
  Our business..............................................................20
  Reports to securities holders.............................................22

Management's Discussion and Analysis or Plan of Operation...................23

Description of Property.....................................................25

Certain Relationship and Related Transactions...............................25
   Office rent..............................................................25
   Purchase of common stock.................................................25
   Advances by officers/directors...........................................25

Market for Common Equity and Related Stockholder Matters....................26
   No market for our shares.................................................26
   Effect of Penny Stock Reform Act and Rule 15g-9..........................26
   Possible issuance of additional securities...............................27
   Other provisions.........................................................27
   Shares subject to conversion.............................................28
   Shares subject to Rule 144...............................................28
   OTC bulletin board.......................................................29
   Holders..................................................................29
   Dividends................................................................29

Executive Compensation......................................................29

Changes In and Disagreements with Accountants...............................29

Financial Statements........................................................29

Outside Back Cover Page of Prospectus.......................................37

EXHIBIT A - Subscription Agreement..........................................38

                              Prospectus Summary

     You should read the entire prospectus carefully, especially the risks of purchasing our common stock discussed under "Risk Factors."

The Company
-----------

         We were incorporated on March 28, 2000 as a Utah corporation for the purpose of acquiring products from manufacturers (factory overruns) and retailers (overstocks) and marketing the lower priced merchandise to retailers, wholesalers, and the general public.
         It is anticipated that we can sell the products at a substantial discount below of wholesale prices for similar products. We are a development stage company with no operations or revenues.

         Our principal executive offices are located at 6990 South Park Centre
         Drive, Suite 315,  Salt Lake City, Utah 84121.   Our telephone number
         is( 801)567-0111 ext. 6315.

The Offering
------------
         75,000 shares at public offering price of $1.00 per share Maximum proceeds $ 75,000 - No minimum proceeds

    *    Common stock outstanding prior to offering............36,744 shares.
    *    Common stock offered by us............................75,000 shares
    *    Common stock outstanding after offering if 50% sold...74,244 shares
    *    Common stock outstanding after offering if 100% sold..111,744 shares

Use of Proceeds
---------------

         The proceeds in this offering will be used for:

                                               Assuming maximum
                                               proceeds of $75,000
                                               -------------------
            Offering Costs......................$      8,000
            Acquire Inventory... ...............$     40,000
            Storage Unit........................$      2,000
            Rent................................$      6,000
            Working Capital.....................$      6,500
            Salaries............................$     10,000
            Office Equipment....................$      2,500
                                                      ------
                  Total............ ............$     75,000

     In this prospectus, reference to "we", "our" and "us" refers to Kubla Khan, Inc.

                                 Risk Factors

     The following are risk factors which are directly related to our business, financial condition, and this offering. Investing in our securities involves a high degree of risk and you should not invest in the securities offered unless you can afford to lose your entire investment.

Risks related to our financial condition
----------------------------------------

     We have no operating history so it will be difficult for you to evaluate an investment in our common stock; we do not know whether we will be able to operate profitably.

     We were formed on March 28, 2000, and since that time our business activities have been limited to amending the Articles of the Corporation on April 25, 2000 to correct the spelling of "Khan", and contacting companies that acquire and warehouse inventory from factory overruns and retailers with
overstocks in California.   There is no assurance that we will be successful
in acquiring factory overruns or overstock merchandise for sale at discount prices. It will be more difficult for you to evaluate the investment potential in a start-up company such as ours than in a company with an operating history. We do not know whether we will be able to operate profitably in the business we have chosen to develop. You run the risk of losing all or part of your investment.

     Unless we can raise capital in this offering, we may be unable to continue in business.

     We do not have an established source of revenue sufficient to cover our operating costs to allow us to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to successfully complete this offering, operate profitably and/or raise additional capital through other means.

Risks related to our business
-----------------------------

      Our current officers and directors have minimal experience in wholesale and retail sales and may not be able to successfully develop relationships with wholesalers and/or customers; they may not have sufficient experience to effectively estimate our product needs, or to market and sell our products at a profit to us.

      Kristine Ramsey, an officer and director, has approximately two years experience as a merchandiser with Revlon. However, her experience is limited and she has no experience in discount or overrun merchandise. William Roberts has approximately one year experience as a sales representative/merchandiser to retailers for Keebler Corporation. He has no experience in discount or overrun merchandise. The other officers and directors have no experience in retail and wholesale sales. Our management's lack of experience could make them unable to successfully develop relationships with wholesalers and manufacturers. Lack of experience could also cause them to make poor decisions on merchandise selection and inventory; and could make it difficult for them to market and sell our products effectively. In addition, management may not have correctly estimated inventory needs for a start up company such as Kubla Khan nor anticipated purchase prices and resale prices accurately. Even if we succeed in purchasing inventory at what we believe is a discounted price, we could have difficulty in reselling the same for prices which would be profitable to us

     The amount of time officers and directors have to devote to our business is limited which may limit their ability to successfully develop our business.

     The amount of time which our officers and directors will devote to our business will be limited. They may be unable to devote the time necessary to fully develop the business due to the fact that they devote time to other business interests they have. Our president also serves as an officer and director in other entities engaged in various businesses. Thus, there exists potential conflicts of interest, including, among other things, time, effort and corporate opportunity involved with participation in other such business entities. We have no agreements with our officers and directors as to how they will allocate either their time to us nor how they will handle corporate opportunities. At this time, none or our officers and directors are involved with a business which would benefit from the same type of corporate opportunity as Kubla Khan, Inc.

      We will encounter substantial competition from larger and more experienced companies; competition will make it difficult for us to achieve profits.

      The discount market for wholesale and retail merchandise is highly competitive and involves a high degree of risk and there is no assurance that we will be able to operate profitably. We will be competing with larger, more experienced, and better funded companies which have already developed relationships with manufacturers and wholesalers as well as potential end-users. Due to our lack of experience in the industry and minimal funding, it may be difficult for us to develop relationships with wholesalers and manufacturers as well as develop a market niche for any goods or overstocks we may purchase. We will be competing with other "jobbers" in the purchase of distressed or overstocked merchandise at discounted prices. We will also be competing with some of the wholesalers and manufacturers themselves who have established direct relationships with end users. It will be extremely difficult for us to compete which will make it difficult to achieve profits. We believe that we will be able to compete successfully only if we succeed in purchasing inventory at 30%-50% off of normal wholesale costs and are able to successfully establish relationships with retail end-users. In the retail segment of our business, which will be minimal, we will experience substantial competition with other entities such as MacFruggals, All-A-Dollar and Discount Houses in the sale and marketing of merchandise all of which have greater name recognition and experience. We will not be able to directly compete with such entities but will either (a) sell our inventory to them; or (b) direct retail sales efforts through flea markets and swap meets and expo marts.

Risks related to this offering, our stock price, and corporate control
------------------------------------------------------------------------

     Investors are relying on management's discretion in the use of proceeds from this offering; management's uses of proceeds may not result in revenues to us.

       Investors will be relying on the judgment of our management regarding the application of a significant portion of the proceeds from this offering. Investors will rely on management's discretion in identifying merchandise which may have potential value. If management uses the proceeds of this offering for purposes which do not result in increasing our revenues, the value of your investment could be reduced.

     The price of the shares in this offering was arbitrarily determined and our offering price of $1.00 per share may be too high; the price of our stock in any market which may develop after our offering could be much lower than the price you paid for your stock .

  If you purchase shares of our common stock in this offering, you will pay a price that was not established in a competitive market but was determined arbitrarily by us. The price bears no relationship to our assets, shareholders' value or any other recognized criteria of value, and it should not be considered to be an indication of our actual value. The price we have established may be too high and you may lose all or part of your investment. In addition, the price of the common stock that will prevail in any market that develops after the offering may be lower than the price you paid. The stock market, in general, has been volatile and has experienced fluctuations that have often been unrelated or disproportionate to the operating performance of companies like ours. The market price of our common stock could be volatile and subject to wide fluctuations.

      We have no public market for our stock and there is no assurance one will develop; you may have difficulty liquidating your investment.

       There is no public market for our shares of common stock. Although we intend to apply for listing on the OTC Bulletin Board as soon a we meet listing requirements, there is no assurance that we will be granted a listing. If we are granted a listing, there is no assurance that a market for our common shares will develop. If a market develops, there can be no assurance that the price of our shares in the market will be equal to or greater than the price per share investors pay in this offering; in fact, the price of our shares in any market that may develop could be significantly lower. Investors in this offering may have difficulty liquidating their investment.

      Our shares may be considered a "penny stock" within the meaning of Rule 3a-51-1 of the Securities Exchange Act which will affect your ability to sell your shares; "penny stocks" often suffer wide fluctuations and have certain disclosure requirements which make resale in the secondary market difficult

      Our shares will be subject to the Penny Stock Reform Act which will affect your ability to sell your shares in any secondary market which may develop. If our shares are not listed on a nationally approved exchange or the NASDAQ, do not meet certain minimum financing requirements, or have a bid price of at least $5.00 per share, they will likely be defined as a "penny stock." Broker-dealer practices in connection with transactions in "penny stocks" are regulated by the SEC. Rules associated with transactions in penny stocks include the following:

      *   the delivery of standardized risk disclosure documents;
      * the provision of other information such as current bid/offer quotations, compensation to be provided broker-dealer and salesperson, monthly accounting for penny stocks held in the customers account;
      * written determination that the penny stock is a suitable investment for purchaser;
      *   written agreement to the transaction from purchaser.

      These disclosure requirements and the wide fluctuations that "penny stocks" often experience in the market may make it difficult for you to sell your shares in any secondary market which may develop. Penny stock rules are discussed in more detail on page 25 and 26 of this prospectus.

      Our officers/ directors and affiliates control a significant portion of our stock which gives them significant influence on all matters requiring stock holder approval; they could prevent transactions which would be in the best interests of the other stockholders.

     Officers, directors and existing stockholders, whose interests may differ from other stockholders, will have the ability to exercise significant control over us. Our officers and directors and entities affiliated with them will, in the aggregate, beneficially own approximately 33% of our common stock following this offering in the event the maximum offering is sold, assuming they do not purchase any of the shares in the offering. These stockholders will be able to exercise significant influence over all matters requiring approval by our stockholders, including the election of directors, the approval of significant corporate transactions, and any change of control of Kubla Khan, Inc. These individuals could prevent transactions which would be in the best interests of the other shareholders. The interests of our officers and directors may not necessarily be in the best interests of the shareholders in general.

     You will suffer an immediate and substantial dilution to your investment if you purchase shares in this offering.

      Investors purchasing shares in this offering will incur immediate and substantial dilution in their investments. The initial public offering price per share will exceed our net tangible book value per share. See "Dilution" for a calculation of the extent to which your investment will be diluted.

      There is no minimum offering and no assurance that the $75,000 offering amount in this self-underwritten offering will be sold; failure to receive maximum proceeds could result in an inability to achieve our minimal business goals over the next year and could reduce the value of your investment; although we believe this offering will meet our needs over the next 12 months, if fully subscribed, we may require additional sources of financing in the future.

      We currently anticipate that the net maximum proceeds from the offering ($75,000), together with available funds, will be sufficient to meet our anticipated needs for at least the next 12 months. The shares are being sold by the President, William S. (Bill) Roberts, in a self-underwritten public offering of 75,000 shares. No individual or firm is committed to purchase or take any of the shares. There is no assurance that any portion of the shares will be sold. There is no minimum in this offering and no escrow of funds which are available to us immediately upon receipt. Your investment will not be returned if we do not raise the full $75,000. If we do not succeed in achieving proceeds of $75,000, we may not have sufficient funds to effect our business plan for the next 12 months and we will need to reduce the amount of inventory we purchase as well as make other adjustments to our proposed use of proceeds and our business plan. We expect to generate losses until such time as merchandise from manufacturers or retailers with overruns are located and product is sold to retailers and wholesalers. Even assuming maximum proceeds, if we do not succeed in seeing revenues from operations in the next twelve months, we may require additional funding which may not be available when needed. If we are able to raise additional funds and we do so by issuing equity securities, you may experience significant dilution of your ownership interest and holders of these securities may have rights senior to those of the holders of our common stock. If we obtain additional financing by issuing debt securities, the terms of these securities could limit our flexibility in making business decisions. Failure to achieve maximum proceeds in this offering and/or the need for additional future financing could reduce the value of your investment.


                          Forward-looking Statements

        Many statements made in this prospectus under the captions "Prospectus Summary", "Risk Factors", "Management's Discussion and Analysis or Plan of Operations", "Business" and elsewhere are forward-looking statements that are not based on historical facts. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements including those discussed under "Risk Factors." The forward-looking statements presented in this prospectus are based on events through the date on which the statements are made.

                                Use of Proceeds

     The net proceeds to be realized by us from this offering, after deducting estimated offering related expenses of $8,000, will be approximately $67,000 if all shares are sold. It is possible that we will not sell any shares in the offering. We believe that we must sell at least 25% of our offering ($18,750) to begin putting our business plan into effect although such amount will be insufficient to meet our needs over the next 12 months unless we achieve revenues from operations almost immediately. We believe we need to raise maximum proceeds to most effectively implement our business plan and less than that amount will require us to limit salaries; limit our payments of $500 per month rent to Mr. Roberts which will be accrued; and limit significantly our purchase of merchandise. Limited inventory could cause us to fail as a going concern if we make unwise inventory choices or if we fail to resell the same in a timely manner in order to generate cash flow.

  We propose to use the net proceeds as follows, in order of priority:

                                Assuming sale   Assuming sale   Assuming sale
                                of 100% or      of 50% or       of 25% or
Description                     75,000 shares   37,500 shares   18,750 shares
------------                    --------------  -------------   -------------
Estimated Offering Expense......$       8,000   $      8,000    $      8,000
Merchandise Inventory...........       40,000         15,000           7,000
Storage Unit....................        2,000          2,000           1,000
Rent (1)........................        6,000          3,000           1,500
Working Capital.................        6,500          4,500           1,250
Salaries........................       10,000          5,000               0
Office Equipment................        2,500              0               0
                                --------------  -------------   -------------
      Total.....................$      75,000   $     37,500    $     18,750
                                ==============  =============   =============


(1) Rent will be paid to an officer and director, Mr. William "Bill" Roberts and will be reduced accordingly if less than maximum proceeds are received. Mr. Roberts will defer the balance of any payments due (if less than $500.00 per month are made to him) until such time as the Company begins seeing revenues from operations or receives additional financing.

      The working capital reserve may be used for general corporate purposes to operate, manage and acquire inventory. We presently have no commitments or agreements, and we are not involved in any negotiations, with respect to any acquisitions of merchandise.

      The amounts set forth in the use of proceeds table merely indicate the proposed use of proceeds, and actual expenditures may vary substantially from these estimates depending upon market and economic conditions once operations are commenced. We may, in the future, seek additional funds through loans or other financing arrangements.

      Pending expenditures of the proceeds of this offering, we may make temporary investments in short-term, investment grade, interest-bearing securities, money market accounts, insured certificates of deposit and/or in insured banking accounts.

      We presently do not pay our officers and directors any amount of salary. In the event we are successful in completing this offering, we propose to then begin paying our officers approximately $15.00 per hour for future services while they work for us. Any full time employees, including officers if they work full time, will be paid salaries competitive in the industry subject to our ability to do so.


                       Determination of Offering Price

    As of the date of this prospectus, there is no public market for our common stock. The offering price of the shares was determined arbitrarily by us and should not be considered an indication of the actual value of our company or our shares of common stock. It was not based on any established criteria of value and bears no relation to our assets, book value, earnings or net worth. In determining the offering price and the number of shares to be offered, we considered such factors as the price paid by our initial investors, our financial condition, our potential for profit and the general condition of the securities market. The offering price of $1.00 per share was decided on by us because we believe that the price of $1.00 per share will be the easiest price at which to sell the shares. The price of the common stock that will prevail in any market that develops after the offering, if any, may be higher or lower than the price you paid.There is also no assurance that an active market will ever develop in our securities. You may not be able to resell any shares you purchased in this offering following this offering. Our common stock has never been traded on any exchange or market prior to this offering.

                                   Dilution

   The following table summarizes the comparative ownership and capital contributions of existing common stock shareholders and investors in this offering assuming all 100% or 75,000 shares are sold; 50% or 37,500 shares are sold and 25% or 18,750 shares are sold:
  The table appearing on the previous page has been prepared assuming that none of the present shareholders purchase additional shares in this offering.


                                                          Total consideration paid
                       Total shares owned after offering  after offering
                       ---------------------------------  --------------------------------
                                     Percentage of total                           Price per
Shareholders           # of shares   outstanding shares    Amount    Percentage    Share
---------------------  -----------   -------------------   --------- ----------    ---------
Current if 100% sold       36,744        32.88%            $  7,500     9.09%      $ 0.20
New if 100% sold           75,000        67.12%            $ 75,000    90.91%      $ 1.00
---------------------  -----------   -------------------   --------- ----------    ---------
 Total                    111,744         100%             $ 82,500      100%


Current if 50% sold        36,744        49.49%            $  7,500    16.67%      $ 0.20
New if 50% sold            37,500        50.51%            $ 37,500    83.33%      $ 1.00
---------------------  -----------   -------------------   --------- ----------    ---------
 Total                     74,244         100%             $ 45,000      100%

Current if 25% sold        36,744        66.21%            $  7,500    28.57%      $ 0.20
New if 25% sold            18,750        33.79%            $ 18,750    71.43%      $ 1.00
---------------------  -----------   -------------------   --------- ----------    ---------
 Total                     55,494         100%             $ 26,250      100%


      Assuming sale of maximum shares in the offering, our pro forma net tangible book value if all shares are sold is $ 74,500 or approximately $0.67 per share. Pro Forma net tangible book value per share represents our total tangible assets less our total liabilities divided by the number of shares of our common stock outstanding.

      Pro forma net tangible book value dilution per share represents the difference between the amount paid per share by purchasers of common stock in this offering and the pro forma net tangible book value per share of common stock as adjusted to give effect to this offering. After giving effect to the sale of 75,000 shares of common stock offered at $ 1.00 per share, our adjusted net tangible book value would be approximately $74,500 or approximately $ 0.67 per share of common stock. This represents an immediate increase in pro forma net tangible book value of approximately $0.47 per share to existing shareholders and an immediate dilution of approximately $0.33 per share to new investors in this offering. The following table sets for information on dilution to new shareholders presuming 100%, 50% and 25% of maximum proceeds are received.

                                                      100%       50%     25%
                                                   --------  -------  -------
Initial public offering price per share............$   1.00  $  1.00  $  1.00
Net tangible book value after offering.............$ 74,500  $37,000  $18,250
Net tangible book value per share after offering...$   0.67  $  0.50  $  0.33
Decrease of net tangible book value after offering.$   0.33  $  0.50  $  0.67
Dilution per share to new shareholders.............$   0.33  $  0.50  $  0.67
Increase to current shareholders...................$   0.47  $  0.30  $  0.13
Percentage of dilution to new investors............     33%      50%     67%

Note 1: Investors should be aware that their proportionate dilution will increase as less shares are subscribed for.
Note 2:   All figures are rounded off to the second decimal point.

                       Selling Security Holders

      There are no selling security holders in this offering.


                         Plan of Distribution

How this offering will be sold
------------------------------

      Kubla Khan, Inc. will sell shares of its common stock according to this prospectus directly to any and all suitable investors in approved states in which these securities are registered or are exempt from registration. This is a self-underwritten offering with 75,000 shares offered . William S. (Bill) Roberts, our President, will sell the shares. He is registered in the State of Utah as an issuer/agent and qualifies for the exemption from registration as a broker dealer under Rule 3a4-1 of the Exchange Act because:

      * he will not receive commissions or other offering remuneration of any kind for selling shares in this offering;

      *  he is not subject to statutory disqualification;

      *  he is not currently associated  with a broker/dealer firm;

      * and he meets the qualifications of subparagraph (a)(4)(ii) of the rule because he will perform substantial duties for us at the end of the offering (other than the sale of securities); he was not a broker/ dealer or associated person in the preceding 12 months; and, he does not intend to participate in selling an offering of securities of any issuer more than once every 12 months

      We will not accept any subscriptions or payment until the registration statement which this prospectus is made a part of is declared effective by the Securities and Exchange Commission.

No commitment for purchase of shares; no escrow of funds
---------------------------------------------------------

     No one has committed to purchase or take any of the shares offered. In the event that the 75,000 shares having a gross subscription price of $ 75,000 are not sold within 180 days from the date of this prospectus, we may extend this offering for an additional 90 days. We are not escrowing funds and there is no minimum in this offering. All proceeds raised will be immediately available for our use upon receipt. No funds will be returned to investors if we do not achieve $75,000 in proceeds.

     The shares are offered subject to prior sale, when, as, and if delivered to and accepted by us, and subject to approval of some matters by legal counsel. We reserve the right to withdraw, cancel or modify such offer and to reject any offer in whole or in part. Delivery of the shares will be made to investors as soon as practicable upon acceptance of cash.

How to subscribe
-----------------

      In order to purchase shares in this offering, you must subscribe to purchase a minimum of at least 100 shares. No maximum purchase amount has been set by us.

      If you desire to subscribe for shares in this offering, you must complete a subscription agreement and pay the entire subscription amount in wire transferred funds, cash, check or money order upon subscribing. You must deliver the subscription agreement directly to William S. (Bill) Roberts. Checks must be made payable to "Kubla Khan, Inc."

      By signing the subscription agreement, you are making a binding offer to buy shares. The subscription agreement also constitutes your agreement to indemnify us against liabilities incurred because of any misstatements and omissions you make in the subscription agreement. All subscriptions are subject to acceptance by us.

      You are urged to consult your own counsel and accountant with respect to the merits of an investment in the shares.

Purchases by officers, directors and principal shareholders
-----------------------------------------------------------

       Our officers, directors and principal shareholder and persons associated with them may purchase some of the shares being offered according to this prospectus, not to exceed 33% of the shares sold in this offering.
Any securities purchased by our officers, directors, and principal shareholders will be purchased for investment purposes only and not for the purpose of redistribution. Moreover, it is not intended that the proceeds from this offering will be utilized, directly or indirectly, to enable anyone, including officers and directors, to purchase the shares offered.

       Purchases of shares by officers and directors will result in management
increasing its control of Kubla Khan Inc.   Consequently, this offering could
close with a greater percentage of shares being held by present management and with lesser participation by the other investors than would otherwise be the case.

                          Legal Proceedings

      There are no legal proceedings or pending litigation to which we are a party or against any of our officers or directors as a result of their capacities with Kubla Khan and we are not aware of any threat of such litigation. We are not aware of any proceeding involving us that a governmental authority may be contemplating.

    Directors, Executive Officers, Promoters and Control Persons

Identification of officers and directors
----------------------------------------

Name                      Age    Position                       Since
-------------------       -----  -----------------------        ----------
Wallace S. Pidcock         48    Director, Vice-President       March 2000
Kristine D. Ramsey         33    Director, Secretary/Treasurer  March 2000
William S. (Bill) Roberts  59    Director, President, CEO       March 2000

      Each of the above persons will serve as director until our next annual meeting of shareholders or until his/her successor is elected and qualified.

      All officers of Kubla Khan serve at the pleasure of the board of directors and will hold office until the next annual meeting of the Board of Directors. There is no person who is expected to make any significant contribution to the business of Kubla Khan other than the current officers and directors. We do not have employment agreements with any of our officers or directors.

      The officers and directors each have experience in businesses most of which are unrelated to the type of business proposed by us. We believe that the diverse areas in which the officers and directors acquired their experience is important in building a well rounded management base. Our management has extensive experience in the following areas:

          *  sales;
          *  marketing;
          *  investment and capital markets


Business experience of officers and directors
---------------------------------------------

     WILLIAM S. ROBERTS, serves as our President and Chairman of The Board of Directors. From July 1999 through June 2000, Mr. Roberts was a national account manager for Amembal Capital Corporation, an equipment leasing company. From January 1998 until September 1998, he was an area sales manager for Data Transmission Network, a satellite information systems company. Also since 1998, he has been the Secretary/Treasurer and a director of Industries International, Inc., a company attempting to develop a golf course in Moapa
Valley, Nevada.   From 1994 until 1996, he was president of AAOGI Investment
Corp., a NASD member securities firm which was subsequently sold. Since 1992 he has also been self-employed as a business consultant to companies entering
the public arena.   From 1980 until 1992, he was employed by a number of stock brokerage firms in Salt Lake City, Utah. From 1972 until 1979 he was Vice-President, Financial Principal, and Chief Financial Officer of two stock brokerages in Salt Lake City.

      Over 20 years ago, Bill signed a consent decree with the US Securities and Exchange Commission in regards to an SEC investigation of Le Barron Securities, Inc. without admitting or denying guilt. Bill was Vice-President and Financial Principal of Le Barron Securities, Inc. The penalties imposed under this decree were spread over an 8 month period of time. For the first four months, Bill was barred from being associated in the securities industry. For the following four months, Bill was allowed to be involved in the securities industries as a Registered Representative but barred from being a Registered Principal. At the end of the eight months, Bill was allowed to resume full involvement in the securities industries.

      WALLACE PIDCOCK, our Vice-President and Director since 1993 has been Director of Security for Smith Food and Drug Store in the Las Vegas, NV area. From 1989-1993 he was a Security Investigator and was employed in celebrity protection for the Desert Inn and Casino. From 1986-1989 he was employed as a Private Investigator. From 1973-1986, Wallace worked for Southern Pacific Railroad as a brakeman.

      KRISTINE D. RAMSEY will act as our Secretary, Treasurer and Director. From 1996-1998, Kristine acted as a merchandiser with both Maybelline and Revlon involved in merchandise resets which included restocking and display. From 1998-2000 she was employed with Chipsea Nursery as a merchandiser. Since August, 2000, she has been merchandising flowers on a part time basis as a merchandise representative. Kristine will be the party most involved with the day to day operations of the business.

Involvement in other public companies.
-------------------------------------

      Mr. Roberts since 1998 has been the Secretary, Treasurer, and Director of Industries International, Inc. which is a Nevada corporation attempting to develop a golf course in Moapa Valley (Overton), Nevada. It is anticipated the company will very shortly be filing a 10SB Registration Statement in order to allow trading of securities to the public.

     There are no other involvements of any of our officers and directors in any public companies.

Significant employees
---------------------

     We do not intend to hire an office staff. We believe that the company can be effectively managed by its officers and directors. There may be occasions, such as retail selling events, when it will be necessary for the company to hire temporary help at wages consistent with those paid for similar functions performed in the industry.

      Officers and directors, while performing the functions of employees, will be compensated on a per hour basis at the rate of $15.00 per hour for their time. It is anticipated that the majority of those functions will be performed by Kris Ramsey who will devote approximately 100% of her time to Kubla Khan; Bill Roberts will devote approximately 25% of his time to Kubla Khan. Mr. Pidcock will devote such time to Kubla Khan as is necessary for corporate formalities.

Involvement in certain legal proceedings
----------------------------------------

      In March of 1996, the secretary and treasurer, Kristine Ramsey, filed a Chapter 7 Petition in Bankruptcy which was discharged on June 25, 1996. With the exception of the bankruptcy filed by Kristine, during the past five years, no present or former director, executive officer, or person nominated to become a director or executive officer of Kubla Khan, Inc:

   * has filed a petition under federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

   * was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

   * was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from or otherwise limiting his/her involvement in any type of business, securities or banking activities - ( Note: over 20 years ago William S. Roberts signed a Consent Decree with the US Securities and Exchange Commission in regards to an SEC investigation of Le Barron Securities, Inc. The penalties upon signing the decree was that Mr. Roberts, for four months following, was barred from being associated in the securities industries. For the following four months, Bill was allowed to be involved in the securities industries as a Registered Representative but barred from being a Register Principal. At the end of the eight month period, Bill was allowed to resume full involvement in the securities industries.);

   * was found by a court of competent jurisdiction in a civil action, by the Securities and Exchange Commission or the Commodity Futures Trading Commission, to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated.

Family relationships
--------------------

  Wallace S. Pidcock is the uncle of Kristine D. Ramsey.

    Security Ownership of Certain Beneficial Owners and Management

       The following table sets forth, the common stock ownership of each person known by us to be the beneficial owner of 5% or more of Kubla Khan, Inc.'s common stock. It also sets forth, the common stock ownership of each director and executive officer of Kubla Khan, Inc., and all of our officers and directors as a group. Each person has sole voting and investment power with respect to the shares shown.


                                          Percentage of outstanding
                                          shares of common stock
                                          -------------------------
                           No. of         Before          After
Name and position          shares         offering        offering(2)
---------------------      ---------      -------------   ----------------

William S. Roberts (1)        11,023            29.99%             9.86%

Wallace S. Pidcock (1)         1,837             4.99%             1.64%

Kristine D. Ramsey (1)        12,860            34.99%            11.50%

Jay Terrell                   11,024            30.00%             9.86%

Officers and Directors        25,720            69.99%            23.01%
as a Group

(1)   Also an officer and director
(2)   Assuming sale of all 75,000 shares

      There are no contractual arrangements or pledges of Kubla Khan's securities, known to us, which may at a subsequent date result in a change of control of Kubla Khan, Inc.

      Rule 13d-3 generally provides that beneficial owners of securities include any person who, directly or indirectly, has or shares voting power and/or investment power with respect to such securities, and any person who has the right to acquire beneficial ownership of such security within 60 days. Any securities not outstanding which are subject to such options, warrants or conversion privileges exercisable within 60 days are treated as outstanding for the purpose of computing the percentage of outstanding securities owned by that person. Such securities are not treated as outstanding for the purpose of computing the percentage of the class owned by any other person. At the present time there are no outstanding options, warrants or conversion privileges for any or our existing or proposed securities.

                      Description of Securities

     Our authorized capital stock consists of 50,000,000 shares of $0.001 par value common stock. All shares have equal voting rights and are not assessable. Voting rights are not cumulative. The holders of more than 50% of the voting stock could, if they chose to do so, elect all of the directors.

Common stock
-----------

       Upon liquidation, dissolution or winding up of Kubla Khan, Inc. and after the payment of liabilities and satisfaction of all claims our assets will be distributed pro rata to the holders of the common stock. The holders of the common stock do not have preemptive rights to subscribe for any additional securities and they have no right to require us to redeem or purchase their shares. The shares of common stock presently outstanding are, and the shares of common stock which may be sold in future will be upon issuance, fully paid and nonassessable.

       Holders of our common stock are entitled to share equally in dividends when, as and if declared by the Board of Directors, out of funds legally available for that purpose after payment of any dividends to the holders of our preferred stock. There is no preferred stock issued, authorized or proposed. We have not paid any cash dividends on our common stock, and it is unlikely that any such dividends will be declared in the foreseeable future.

     We presently have a total of 36,744 shares of our common stock issued and outstanding which are held by 4 shareholders.

Change in Control Provisions
----------------------------

     There are no provisions in our charter or bylaws that would delay, defer or prevent a change in control of Kubla Khan.

                               Experts

      The financial statements as of     December 31, 2000      and for the
periods then ended included in this prospectus have been audited by Randy Simpson, PC., independent public accountants, as stated in his report appearing herein and have been so included in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.



      Disclosure of Commission Position of Indemnification for
                      Securities Act Liabilities

      Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons according to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is unenforceable.

       In the event a claim for indemnification against such liabilities other than the payment by us of expenses incurred or paid by any of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being sold in this offering, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


               Organization Within the Last Five Years

      No promoters have been involved with Kubla Khan either directly or indirectly since its inception on March 28, 2000.


                       Description of Business

Business development
--------------------

      Kubla Khan, Inc. was organized as a Utah corporation on March 28, 2000. On April 25, 2000, the Company amended the articles to correct the spelling of the name from Kubla Khan to Kubla "Khan". Kubla Khan was incorporated to develop relationships with companies which purchase factory overruns from manufacturers and distressed merchandise from retailers at discounts. As a result, it is hoped that these companies can offer us new high quality products in quantity whereby the costs to us is substantially discounted (generally around 30% of the standard wholesale cost for the same product).
It is anticipated that we will primarily sell to retailers, however, we also intend to engage in retail sales on a limited basis. Kubla Khan, Inc. is considered a development stage company; we have no revenues and virtually no assets.

Our business
------------

     Principal products or services and their markets

     Our primary business objective is to satisfy and fulfill the demand of retailers for high quality merchandise at below wholesale costs. We will purchase new, high quality items in quantity whereby we can sell these items immediately to retailers for an amount which includes a substantial profit to us. We will maximize net profits by minimizing fixed overhead such as salary and employee benefits.

     Distribution methods

     We anticipate selling nationwide, but our initial focus will be in the Utah area.

      Milestones

      We have set the following milestones to effect our business plan.

      Event                                           Date
      -----------------                               ----

   *   Complete sale of offering                      6-9 mos. from
                                                      effective date

   *   Continue to research and solidify
       relationships with potential suppliers
       contacting manufacturers/wholesalers
       primarily in California re: availability
       and cost of merchandise, especially
       lower-end merchandise which retails for
       less than $20; continue making contact
       with potential end-users, mostly in Utah,
       in an effort to determine their needs.         Now and on-going

   *   Begin purchasing inventory;                    Upon receipt of first
                                                      proceeds

   *   Rent storage facility                          When needed

   *   Begin sales of inventory                       Upon purchase of first
                                                      inventory

   *   Test some limited retail sales                 12 months
       mostly at swap meets/ flea markets.

   *   Increase volume of inventory purchase and
       resales utilizing retained earnings            12 - 24 months

      Competitive business conditions, methods of competition, our competitive position.

      We will be in direct competition with other entities that market on a discount basis and have greater name recognition and assets than we have. We will experience competition from some of the wholesalers/manufacturers we purchase from which already directly sell their overstock to retailers. It is likely retailers will get a better price from these wholesalers and manufacturers because they have more buying power, an established relationship, and use no middleman. We will also compete with other "jobbers" or intermediaries who are experienced in the industry, have existing relationships with wholesalers/manufacturers, and are better able to analyze costs of goods as well as potential market . We hope to compete by

      * Price - we believe we must purchase inventory at least 30% - 50% off standard wholesale prices in order be sufficiently competitive to attract purchases and still make a profit. Our contact with potential suppliers indicates that it will be possible for us to purchase inventory at the prices we need to be profitable.

      * Low Overhead - we will keep our overhead as low as possible to help increase our profit margin;

      * Convenience and Good Service- We also believe by initially limiting our marketing efforts to the greater Salt Lake area, we will be in a better position to offer "convenience" and good service to retailers while at the same time becoming more quickly attuned to local buying trends.

        We will suffer from extreme competition from a variety of sources but we believes that there is room in the market for us provided we are able to offer the right products at a sufficient discount.

       Dependence on a few major suppliers

       At the present time we are attempting to establish working arrangements with suppliers in California but as of this date there are no signed contracts.

       Number of employees

       It is anticipated that the company will primarily be operated by Kristine D. Ramsey and William S. Roberts.

Reports to securities holders
-----------------------------

    Kubla Khan, Inc. has filed with the Securities and Exchange Commission, a Registration Statement on Form SB-2, SEC File No. 333-46114 , under the Securities Act of 1933 with respect to the securities offered by this
prospectus.   This prospectus omits certain information contained in the
Registration Statement. For further information, reference is made to the Registration Statement and to the exhibits and other schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete, and where such contract or other document is an exhibit to the Registration Statement, each such statement is deemed to be qualified and amplified in all respects by the provisions of the exhibit. Copies of the complete Registration Statement, including exhibits may be examined at the office of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549,
through the EDGAR database at www.sec.gov.;   or copies may be obtained from
this office on payment of the usual fees for reproduction. Following the effective date of the prospectus, we will be required to comply with the reporting requirements of the Securities and Exchange Act of 1934. We will file annual, quarterly and other reports with the Securities and Exchange Commission which will also be available at www.sec.gov.

      Management's Discussion and Analysis or Plan of Operation

      We have had only limited operations since our inception in March 2000.
We have limited assets of     $ 7,375 which are almost entirely comprised of
deferred offering costs. We also  have $1,955 in liabilities.   These
liabilities are comprised of advances of $606 to one of our officers/ stockholders, Bill Roberts, for travel expenses related to visiting wholesalers and manufacturers in California; the balance is professional fee
payables. During this period we expensed $ 2,730      for services performed
by Bill Roberts and for rent on space donated by Bill Roberts for our use. Mr Roberts will not be repaid and we have reflected this on our books as a contribution to capital. Services were performed at a rate of $15.00 per hour
and the office space was valued a     t $750 for the period from inception to
December 31, 2000.      The value of the rent is based on the extremely
limited use of the space during the start-up phase of our operations and will increase to $500 per month once we begin receiving offering proceeds and commence actual operations.

       Prior to this offering, we have dedicated time to initiating contacts and developing relationships with various entities which purchase factory overruns from manufacturers and distressed merchandise from retailers at a discount. Our goal has been to seek merchandise/inventory that is both high quality and below existing wholesale prices. Upon completion of this offering, and the for the following twelve months, Management intends to

   * aggressively pursue these relationships in an effort to acquire high quality merchandise overruns and distressed merchandise for immediate resale to retailers; we will attempt to develop these relationships in the Western US, primarily in California; we intend to resell this merchandise in the Western US, primarily in Utah.

   * to purchase such merchandise at quantities and at prices that will average approximately 30% - 50% off the standard wholesale cost for such product in the industry; we will make every effort to stay within these discount percentages in order to be competitive. (These discount estimates are based on our meetings/contacts with California wholesalers/manufacturers); we will make every effort to resell the merchandise at the highest possible profit margin.

   * pursue some limited retail sales on a "test the market" basis (mostly at swap meets and flea market and expo marts in the greater Salt Lake locale.

   * limit overhead by (a) paying only nominal rent to William (Bill) Roberts for use of an office in his home; (b) by limiting payroll and administrative expenses and (c) by the use of sales incentive bonuses of 2.5% of net profits to two of our officers each month.

      During the next twelve months, our cash requirements will include the following:

    *  $500 per month office rent;

    * compensation to two of our officers of approximately $15.00 per hour not to exceed an aggregate of $10,000 in the next twelve month period unless generated from operating revenues

    * legal and accounting expenses associated with compliance with SEC reporting obligations, estimated at $ 5,000

    *  miscellaneous overhead of approximately $3000;

    *  cash to purchase our inventory.

       We will require a minimum of $27,000 for the next 12 month for day to day operating expenses which does not include the $40,000 we need for our initial inventory purchases. We believes that the anticipated $67,000 in net proceeds from this offering will be sufficient to cover both our general operating expenses as well as implementing our business plan through the purchase of inventory. If we do not receive the full amount of proceeds, we will be required to purchase less inventory and find other ways to cut expenses in order to remain operational.

       Even if we are able to raise the full $75,000 in the offering, there is no guarantee that the funds available to us will be sufficient to achieve our goal of penetrating the highly competitive market of retail and wholesale sales. We will encounter substantial competition in the market from other "jobbers" and intermediaries such as ourselves who have much more experience in the industry as well as established relationships with wholesalers/manufacturers and retailer/end users. We also suffer competition from wholesalers and manufacturers themselves who deal with discount retailers directly. We believe our main method of competition will be to make every effort to purchase our inventory at least 30% below normal wholesale prices; to keep our overhead low; and to initially limit our market to one geographical locale. We will use every effort to minimize our expenses during our first year of operations and have no plans for additional employees until or unless warranted due to business needs.

      If we do not succeed in seeing limited revenues or, at minimum, the potential of limited revenues, in the next twelve months, we may be forced to discontinue operations unless we are able to raise additional capital. Management is not experienced in developmental companies and may not have correctly estimated its inventory needs for a start up company such as Kubla Khan nor anticipated purchase prices and resale prices accurately. Even if we succeed in purchasing inventory at what we believe is a discounted price, we could have difficulty in reselling the same for prices which would be profitable to us. Profit margins on resales of goods could prove to be insufficient to cover our operating expenses. We may need additional funds even if we begin generating revenues; we may also need additional financing for expansion. It may be difficult for us to succeed in securing additional financing. We may be able to attract some private investors, or officers and directors may be willing to make additional cash contributions, advancements or loans. However, we have no agreements with our officers and directors obligating them to make additional cash contributions to Kubla Khan, Inc. In the alternative, we could attempt some form of debt or equity financing. However, there is no guarantee that any of the foregoing methods of financing would be successful. If we fail to achieve at least a portion of our business goals in the next twelve months with the funds available to us, there is substantial uncertainty as to whether we can continue operations.

                       Description of Property

       At the present time we have no property. We intend to pay $500 per month rent to William (Bill) Roberts (president and CEO) for the use of office space in his home.

            Certain Relationship and Related Transactions

Office rent/ services by Bill Roberts
----------------------------------------

      We will pay rent of $500.00 per month for office space which is in the residence of Mr. William S. Roberts and consists of one room with approximately 300 square feet and a telephone. Mr. Roberts has agreed to the use of his residence until such time as we require additional office space.
In addition, Mr. Roberts has agreed to defer a portion of these payments if we do not receive maximum proceeds in this offering. He will receive full payment if 100% of proceeds are received; $250 per month if 50% of proceeds are received and $125 per month if 25% of proceeds are received. Mr. Roberts will receive any deferred portions when and if we begin realizing revenues from operations. From inception until this date, Mr. Roberts has provided this office space at no cost. We have expensed it at a deemed fair market value of
    $750 for the period from inception to December 31 due to the  minimal use
of the space during start-up. Mr. Roberts also has donated 132      hours of
time since inception which has been valued at $15 per hour. Mr. Roberts will not seek reimbursement for these services or rent expenses.

Purchase of common stock
------------------------

      Three of our officers/directors, as well as one individual who is not an officer or director, purchased stock at inception; 36,744 common shares were purchased by the four current shareholders for $7,500.

Advances by officers/directors
-------------------------------

      One officer/director has advanced money for his own travel expenses
($660 as of December 31, 2000)     which will be reimbursed without interest
once the offering is completed.

These advances were made by Mr. William Roberts. No compensation has been accrued or deferred by any officer or director.

Resolving conflicts of interest
-------------------------------

  The board of directors has determined that its directors are to disclose all conflicts of interest and all corporate opportunities to the entire board of directors. Any transaction involving a conflict of interest engaged in by Kubla Khan, Inc. shall be on terms not less favorable than that which could be obtained from an unrelated third party.

       Market for Common Equity and Related Stockholder Matters

No market for our shares
------------------------

  As of the date of this prospectus and for the foreseeable future, there is no public or private market for our shares. In the event that we are successful in raising capital through this offering, there will still be only a limited market (if any at all) for our shares. Only in the event that we are successful in making this initial public offering of our common stock do we anticipate that we will ever have any public market for our securities. In the event there is no market for our shares, you could suffer a total loss of all monies paid to us for your shares. No assurance can be given that we will be able to successfully complete this initial public offering of our common stock and develop and sustain a public market for our common stock.

Effect of Penny Stock Reform Act and Rule 15g-9
-----------------------------------------------

       The shares will be subject to the Penny Stock Reform Act which may affect your ability to sell your shares in any secondary market.

       (a) Penny Stock Reform Act. In October 1990 Congress enacted the Penny Stock Reform Act of 1990 to counter fraudulent practices common in penny stock transactions. Under Rule 3a51-1 of the Exchange Act a security will be defined as a "penny stock" unless it is:

       *     listed on approved national securities exchanges;

       * a security registered or approved for registration and traded on a national securities exchange that meets specific guidelines, where the trade is effected through the facilities of that national exchange;

       *     a security listed on NASDAQ;

       * a security of an issuer that meets minimum financial requirements; or

       * a security with a price of at least $5.00 per share in the transaction in question or that has a bid quotation, as defined in the Rule, of at least $5.00 per share.

     Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.

      In addition, the penny stock rules generally require that, prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. We anticipate that following a successful completion of this offering, our shares of common stock will be subject to the penny stock rules.

      Under the Penny Stock Reform Act, brokers and/or dealers, prior to effecting a transaction in a penny stock, will be required to provide investors with written disclosure documents containing information concerning various aspects involved in the market for penny stocks as well as specific information about the subject security and the transaction involving the purchase and sale of that security. Subsequent to the transaction, the broker will be required to deliver monthly or quarterly statements containing specific information about the subject security. These added disclosure requirements will most likely negatively affect the ability of purchasers herein to sell their securities in any secondary market.

      (b) Rule 15g-9 promulgated under the Exchange Act imposes additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may also affect the ability of purchasers in this offering to sell their securities in any secondary market.

Possible issuance of additional securities
------------------------------------------

        We may need additional financing to grow our proposed business. If we are able to raise additional funds and we do so by issuing equity securities, you may experience significant dilution of your ownership interest and holders of the new securities issued may have rights senior to those of the holders of our common stock. If we obtain additional financing by issuing debt securities, the terms of these securities could restrict or prevent us from paying dividends and could limit our flexibility in making business decisions. In this case, the value of your investment could be reduced.


Other provisions
----------------

       The shares of common stock offered by this prospectus, when issued, will be duly and validly issued, fully paid and nonassessable.

       You will have no preemptive rights with respect to any shares of our capital stock or any other securities convertible into our common stock or rights or options to purchase any such shares.

Shares subject to conversion
----------------------------

       There are no shares reserved for issuance pursuant to outstanding warrants, nor are there currently any outstanding warrants.

Shares subject to Rule 144
--------------------------

        All of our currently outstanding shares, 36,744 common shares, are "restricted or control securities". The shares may be sold in compliance with the requirements of Rule 144, after a minimum one year holding period has been met. All of the common shares held by the officers, directors and principal shareholders, were issued on March 28, 2000. This means that the shares will be eligible for resale under Rule 144 one year from the date of issuance, provided a public market for the shares exists, and provided all of the applicable terms and provisions of Rule 144 are met. These terms and provisions include, but are not limited to:

       * the requirement that Kubla Khan be in compliance with its reporting obligations under the Securities Exchange Act of 1934;

       * that sales be conducted in unsolicited transactions through a broker/dealer;

       * that certain sales volume limitations be met during any three month period (sales for each officer and director are limited to an amount which is equal to not more than 1% of the total issued shares of Kubla Khan Inc.in any three month period)

       *  that a Form 144 reporting the transaction be filed with the SEC


       Officers, directors and control persons became subject to the resale restrictions on March 28, 2000 and are subject to the resale provisions of Rule 144 for a minimum of two years from that date and for as long as they are affiliates of Kubla Khan.

OTC Bulletin Board
------------------

      We intend to apply to have our shares cleared for trading on the OTC Bulletin Board. We have not, as of the date of this prospectus, approached any broker-dealer regarding application for listing on the OTC Bulletin Board nor do we have a proposed symbol.


Holders
-------

     We currently have only 4 shareholders.

Dividends
---------

      We have never paid dividends on our common stock. The Board of Directors presently intends to pursue a policy of retaining earnings, if any, for use in our operations and to finance expansion of our business. Any declaration and payment of dividends in the future, of which there can be no assurance, will be determined by our Board of Directors in light of conditions then existing, including our earnings, financial condition, capital requirements and other factors. There are presently no dividends which are accrued or owing with respect to our outstanding stock. No assurance can be given that dividends will ever be declared or paid on our common stock in the future.

                       Executive Compensation

      As of the date of this prospectus, none of our officers or directors have received any cash compensation from Kubla Khan, Inc.; nor have our officers and directors received any other type of compensation in the form of restricted stock awards, options or other long or short term compensation.

      Following a successful completion of this offering, and while the officers and directors are working as employees of Kubla Khan, they will be compensated at the rate of $15.00 per hour. Prior to this date, Mr. Bill
Roberts has donated     132     hours of his time which has been expensed on
our books at that same rate of $15 per hour. Additionally, as an incentive to maximize gross profit margins, we will pay to William S. Roberts and Kristine
D. Ramsey a monthly bonus of 2.5% of our net profits for the month to each. With the exception of the first $10,000, these bonuses shall only be paid out of net operating profits (if any) and shall not accrue from one month to the next.

            Changes In and Disagreements with Accountants

     We have not had any changes in or disagreements with our accountant.


                         Financial Statements

     The audited financial statements for Kubla Khan Inc. for the period from
inception on March 28, 2000 through     December 31, 2000      begin on the
next page.

                       Randy Simpson CPA, P.C.

                       Randy Simpson CPA, P.C.
                      11775 South Nicklaus Road
                          Sandy, Utah 84092
                      Fax & Phone (801) 572-3009


Board of Directors and Stockholder
Kubla Khan, Inc.
Salt Lake City, UT

INDEPENDENT AUDITORS' REPORT
----------------------------

We have audited the accompanying balance sheet of Kubla Khan, Inc. ( a development stage company) as of December 31, 2000 and the related statement of operations, shareholder's equity and cash flows for the period from inception (March 28, 2000) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit of the financial statements provides a reasonable basis for our opinion.

In our opinion, based on our audit, the financial statements referred to above present fairly, in all material respects, the financial position of Kubla Khan, Inc, as of December 31, 2000 and the results of its operations, shareholder's equity and cash flows for the period from inception (March 28, 2000) through December 31, 2000, in conformity with generally accepted accounting principles.


/s/ Randy Simpson CPA PC

Randy Simpson, CPA, P.C.
A Professional Corporation



February 25, 2001
Sandy, Utah

                           Kubla Khan, Inc.
                     A Development Stage Company
                            BALANCE SHEET


                                ASSETS

                                                         December 31,
                                                             2000
                                                         -------------
Current Assets
  Cash                                                   $         25
                                                         -------------
        Total current assets                                       25

Other Assets
  Deferred offering costs                                       7,350
                                                         -------------

        Total Assets                                     $      7,375
                                                         =============

                 LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities:
  Advances by officers / stockholders                    $        606
  Payables for professional fees                                1,349
                                                         -------------
        Total current liabilities                               1,955


Shareholders' equity :
  Common Stock, $.001 par value
    authorized 50,000,000 share; 36,744
    shares issued and outstanding                                  37
  Paid in Capital                                              10,193
  Accumulated deficit                                          (4,810)
                                                         -------------
         Total Equity                                           5,420
                                                         -------------
         TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY      $      7,375
                                                         =============

See accompanying notes to financial statements.

                           Kubla Khan, Inc.
                     A Development Stage Company
                       STATEMENT OF OPERATIONS

 For the period from Inception (March 28, 2000) to December 31, 2000


                                                     Period from
                                                      Inception
                                                    (March 28, 2000)
                                                    to December 31,
                                                          2000
                                                    ---------------
Sales                                               $            -

Costs and Expenses:
  General administrative                                     2,860
  Travel expenses                                              950
  Organizational expenses                                    1,000
                                                    ---------------
      Total Expenses                                         4,810

      Net Loss                                              (4,810)

Income Tax Provision:
  Deferred tax benefit                                      (1,000)
  Income tax benefit - reversal - allowance                  1,000
                                                    ---------------
      Total income tax expense (benefit)                         -
                                                    ---------------
      Net Loss                                      $       (4,810)
                                                    ===============

Net loss per share                                  $        (0.13)
                                                    ===============

Weighted average common shares                              36,744
                                                    ===============





See accompanying notes to financial statements.

                           Kubla Khan, Inc.
                     A Development Stage Company
                  STATEMENT OF STOCKHOLDER'S EQUITY
 For the Period from Inception (March 28, 2000) to December 31, 2000

                          Common       Additional               Total
                          Stock $.001  Paid-in     Accumulated  Stockholders'
                 Shares   Par Value    Capital     Deficit      Equity
                 -------- ------------ ----------- ------------ -------------
Beginning Balance       - $         -  $        -  $         -  $          -

Issuance of
36,744 shares
of common stock
for $7,500 cash    36,744          37       7,463            -         7,500

Capital
contribution of
services at
$1,980 and
facilities at
$750                    -           -       2,730            -         2,730

Net loss for
the period
from inception -
(March 28, 2000)
to December 31,
2000                    -           -           -       (4,810)       (4,810)
                 -------- ------------ ----------- ------------ -------------
Balances -
December 31,
2000               36,744  $       37  $   10,193  $    (4,810) $      5,420
                 ========= =========== =========== ============ =============







See accompanying notes to financial statements.

                           Kubla Khan, Inc.
                     A Development Stage Company
                       STATEMENT OF CASH FLOWS
 For the Period from Inception (March 28, 2000) to December 31, 2000


                                                              Period
                                                          from Inception
                                                        (March 28, 2000) to
                                                         December 31, 2000
                                                         ------------------
Cash Flows used in Operating Activities:
  Net loss                                               $         (4,810)
  Capital contribution of services and facilities
   By stockholder                                                   2,730
                                                         ------------------
          Net cash used by operating activities                    (2,080)

Changes in operating assets and liabilities:
  Increase in accounts payable                                      1,349
                                                        -------------------
          Net cash provided by operations                            (731)

Cash Flows from Financing Activities:
  Issuance of common stock for cash                                 7,500
  Deferred offering costs incurred                                 (7,350)
  Advances by officers / stockholder                                  606
                                                         ------------------
          Net cash from financing activities                          756
                                                         ------------------

                Net increase in cash                                   25

                Cash, at Inception                                      -
                                                         ------------------
                Cash, at End of Period                   $             25
                                                         ==================

Supplemental Cash Flow Disclosures:

  Interest paid                                          $              -
                                                         ==================
  Income taxes paid                                      $              -
                                                         ==================

See accompanying notes to financial statements.

                           Kubla Khan, Inc.
                     A Development Stage Company
                    NOTES TO FINANCIAL STATEMENTS

Note 1 - Nature of business and summary of significant accounting policies
--------------------------------------------------------------------------

Nature of business - Kubla Khan, Inc. was incorporated on March 28, 2000, in the state of Utah. The Company has not conducted any operations as of December 31, 2000 and has incurred only expenses for travel for the review of various business opportunities and marketing strategies.

Intangibles - Organizational costs consisting of legal fees of $1,000 have been expensed in accordance with the AICPA's Statement of Position (SOP) 98-5 which requires that costs incurred in the organization of a new entity be expensed rather than amortized over a period of years.

Income taxes - The Company has no deferred tax assets or liabilities. A tax loss carryforward of $ 650 has occurred, and is available for carryforward to offset future profits for the next 20 years. No tax benefit for the loss carryforward has been established due to the Company's lack of operating history and its ability to demonstrate that it can realize a profit from future operations.

Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual amounts could differ from those estimates.

Per share information - Per share information has been computed using the weighted average number of common shares outstanding during the period.

Note 2 - Related Party Transactions  -Advances from Officers/Stockholder and
----------------------------------------------------------------------------
Rental of Personal Residency
----------------------------

The officers of the Company have paid their own travel and entertainment costs, which will be eventually reimbursed by the Company without interest. The Company's president has provided 132 hours of service valued at $15 per hour to the formation and initial marketing efforts of the Company and has provided the office facilities for the use of the Company valued at $750 through December 31, 2000. Both the services and facilities use has been reflected as a capital contribution by the president as he will not seek reimbursement for these services and expenses. The Company eventually intends to pay $500 per month for the space. The Company will not begin paying rent until it raises a minimum of $18,240 in its proposed offering with maximum proceeds of $75,000. The Company's president has agreed that he will take a rent proportionate to its offering proceeds and will accrue the balance if maximum proceeds are not raised until such time as the Company begins earning revenues from operations.

Note 3- Common Stock / Prepaid Legal Fees/Deferred Offering Costs
-----------------------------------------------------------------

The Company issued 36,744 shares for $7,500 in cash from four shareholders. The Company advanced $7,000 to its legal counsel, who has spent $1,000 in organizing the Company and incurred $6,000 in fees on a securities registration statement which amount is reflected in the balance sheet as deferred offering costs. The Company has since accumulated a $1,349 increase in accounts payable for accounting, legal and filing fees relating to the securities registration statement, which is also reflected in the balance sheet as deferred offering costs.

                 Outside Back Cover Page of Prospectus

         Until ___________, 2001, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

         No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if given or made, such information or representation must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares offered by this prospectus or an offer to sell or a solicitation of an offer to buy the shares in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction


                 ____________________________________


                            75,000 Shares

                          KUBLA KHAN, Inc.

                             Common stock

                       ________________________

                              Prospectus

                           __________, 2001



                           Kubla Khan, Inc.
                 6990 South Park Centre Dr, Suite 315
                      Salt Lake City, Utah 84121
                       (801) 567-0111 ext 6315

                  EXHIBIT A - Subscription Agreement

                        Subscription Agreement

                           KUBLA KHAN, INC.

                             Common Stock


  1. SUBSCRIPTION. Effective the ____ day of_______________ , 2001, the undersigned hereby applies to purchase ________________________________ _______) shares of the common stock of Kubla Khan Inc, par value $0.001, or a total purchase price of ________________________________________ Dollars
($_________), such purchase being made in accordance with the terms and conditions of the prospectus, dated ___________, 2001, according to which the shares have been offered to the undersigned. (The undersigned understands that the minimum purchase is $100 - 100 shares.) This subscription may be accepted or rejected in whole or in part by Kubla Khan, Inc. We have the right, exercisable in our sole and absolute discretion, to accept subscriptions in any order we may determine.

  2. REPRESENTATIONS BY UNDERSIGNED. The undersigned represents and warrants the following to be true and correct:

            (a)     the undersigned has received the prospectus.

            (b) the undersigned acknowledges and understands that no U.S. federal or state agency, nor any governmental agency of any other jurisdiction, has made any recommendation or endorsement of the shares;

            (c) the undersigned recognizes that Kubla Khan, Inc. is newly formed, has no history of operations, revenues or profits and that acquisition of the shares as an investment involves a high degree of risk;

            (d) if an individual, the undersigned is 18 years of age or over and is a bona fide resident of the state set forth in the residence address which such individual has set forth below; and

            (e) all of the representations of the undersigned herein are true and accurate, and Kubla Khan, Inc. and the officers and directors of Kubla Khan, Inc. will and may, without further investigation, rely on such representations.

     3. PAYMENT OF SUBSCRIPTION. The amount of the undersigned's subscription is set forth below and the undersigned encloses payment of such amount herewith by a check, cashier's check or wired funds transfer, payable
to " Kubla Khan, Inc."   The undersigned hereby authorizes and directs the
officers and directors of Kubla Khan, Inc. to deliver this subscription agreement to Kubla Khan, Inc. and pay the funds delivered herewith to Kubla Khan, Inc., to the extent that the undersigned's subscription has been accepted.

     The undersigned recognizes that if the subscription is rejected in whole, the funds delivered herewith will be returned to the undersigned as soon as practicable without interest or deduction, which investment is subject to the discretion of the officers and directors of Kubla Khan, Inc. If the undersigned's subscription is rejected in part, the funds delivered herewith will, to the extent the subscription is so rejected, be returned to the undersigned promptly without interest or deduction.

     4. CONTINUING ACCURACY OF REPRESENTATIONS. The undersigned agrees to notify Kubla Khan, Inc. immediately if any of the statements described above made herein shall become untrue. Until such notification is given, Kubla Khan, Inc. and its officers and directors will be entitled to rely on the accuracy of the information set forth herein.

      5. OWNERSHIP. The undersigned's interest will be owned and should be shown on Kubla Khan, Inc.'s records as follows:

Name: ___________________________________________________

Name: ___________________________________________________

     6. SUBSCRIPTION QUANTITY. The undersigned does hereby subscribe for __________________________________ shares of Kubla Khan, Inc.'s common stock at a price of $1.00 per Share, for a total subscription price of $______________________, which amount is enclosed. [100 shares minimum purchase]

     IN WITNESS WHEREOF, the undersigned has executed this subscription agreement.

__________________________________    __________________________________
Name of Subscriber                    Social Security or Tax I.D. Number


__________________________________    __________________________________
Name of Additional                    Social Security or Tax I.D.
Subscriber (if more than one)         Number of Additional Subscriber

__________________________________    __________________________________
Residence Address                     Mailing Address (if different from
                                      Residence Address)

__________________________________     _________________________________
City and State            Zip Code     City and State          Zip Code


__________________________________     _________________________________
Home Telephone Number & Area Code      Business Telephone Number & Area Code



Form of Ownership (Circle One):

Individual        JTROS        Tenants      Community    Custodian   Trustee
Ownership         (all         in Common    Property
                  parties      (both        (one
                  must sign)   parties      signature
                               must sign)   required)


Authorized Signature of                Authorized Signature of
Subscriber                             Additional Subscriber

__________________________________     _____________________________________

           Part II - Information Not Required in Prospectus

Item 24.   Indemnification of Directors and Officers

      Pursuant to Utah Code Annotated Section 16-10a-841, our Articles of Incorporation and bylaws provide for the indemnification of present and former directors and officers and each person who serves at our request as our officer or director. We will indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is our director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interest. In a criminal action he must not have had a reasonable cause to believe his conduct was unlawful. This right of indemnification is not exclusive of other rights the individual is entitled to as a matter of law or otherwise.

       Article XX of our Articles of Incorporation specifically limits personal liability of our officers and directors to the corporation pursuant to Utah Code Annotated 16-10a-841.

       Our bylaws also contain provisions for indemnification set forth under
Article VIII which also provides for indemnification of those individuals who serve at the at the request of the board of directors on any committee as well as employees .

       We will not indemnify an individual adjudged liable to us due to his negligence or wilful misconduct toward us, or if he improperly received personal benefit although a conviction based on a guilty plea or nolo contendre is not in itself deemed adjudication that such individual is liable to us. Determination on an individual's rights under those circumstances will be determined under the procedures set forth under our bylaws.

Item 25.  Other Expenses of Issuance and Distribution

The estimated expenses of the offering, all of which are to be borne by Kubla Khan, Inc. are as follows:

   SEC Filing Fee.....................................$    20.85
   Printing Expenses .................................    300.00
   Accounting Fees and Expenses.......................    500.00
   Legal Fees and Expenses ...........................  5,500.00
   Blue Sky Fees .....................................    300.00
   Registrar and Transfer Agent Fees..................    400.00
   Edgarizing and Miscellaneous Expenses..............    979.15

       Total.........................................$  8,000.00


Item 26.   Recent Sales of Unregistered Securities

       The following unregistered securities have been issued since the Kubla Khan Inc.'s inception in March 28, 2000.

       At inception, March 28, 2000, four individuals contributed $7,500 to Kubla Khan Inc. for an aggregate of 36,744 unregistered common shares. These individuals are: William S. Roberts, Wallace Pidcock, Kristine D. Ramsey and Jay Terrell. The shares were issued under the exemption provided for under
Section 4(2) of the Securities Act of 1933 as an issuance "not involving a public offering". We believe that each of these purchasers (i) was aware that the securities had not been registered under federal securities laws, (ii) acquired the securities for his/her/its own account for investment purposes and not with a view to or for resale in connection with any distribution for purpose of the federal securities laws, (iii) understood that the securities would need to be indefinitely held unless registered or an exemption from registration applied to a proposed disposition and (iv) was aware that the certificate representing the securities would bear a legend restricting their transfer. We believe that, in light of the foregoing, the sale of our securities to the respective acquirers did not constitute the sale of an unregistered security in violation of the federal securities laws and regulations by reason of the exemptions provided under Section 4(2) of the Securities Act, and the rules and regulations promulgated thereunder.

Item 27    Exhibits

     (a) The following exhibits are filed as part of this Registration Statement according to Item 601 of the Regulation S-B:


Exhibit No.      Title                                              Location
----------       --------------------                               ---------
    1.1          Sales Agent Agreement                                 (1)
    1.2          Subscription Agreement (filed as Exhibit A
                  to the Prospectus)                                   (1)
    3.1.1        Articles of Incorporation                             (1)
    3.1.2        Amendment to Articles of Incorporation                (1)
    3.2          By-laws                                               (1)
    5.1          Opinion of Gerald M. Conder Esq. regarding legality   (2)
   23.1          Consent of Gerald M. Conder Esq.(contained in
                   Exhibit 5.1)                                        (2)
   23.2          Consent of Randy Simpson CPA PC                       (3)


(1)   Files as part of the initial filing on September 19, 2000
(2)   Filed as part of the amended Form SB-2 on November 22, 2000
(3)   Filed herewith

    (b)     Financial statement schedules:

     All applicable information is included in the audited financial statements.

Item 28.    Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Kubla Khan, Inc. according to the provisions described above, or otherwise, Kubla Khan Inc., has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by Kubla Khan, Inc. of expenses incurred or paid by a director, officer or controlling person of Kubla Khan, Inc. in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, Kubla Khan, Inc. will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      a. to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933:

      b. to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      c. to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove any registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                              Signatures

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2/A and authorized this Registration Statement to be signed on its behalf by the undersigned, in the city of Salt Lake City, State of Utah on 5th day of March, 2001.

Kubla Khan, Inc.

       /s/ William S. Roberts
By: ______________________________
        William S. Roberts, President


     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

        3/05/01                         /s/ William S. Roberts
Date:_______________                   _______________________________
                                        William S. Roberts, President,
                                        Chief Executive Officer and
                                        Director

        3/05/01                         /s/ Kristine D. Ramsey
Date: ______________                   _______________________________
                                        Kristine D. Ramsey,  Secretary/
                                        Treasurer, Chief Financial Officer,
                                        Chief Accounting Officer and Director

        3/05/01                         /s/ Wallace S. Pidcock
Date:________________                  __________________________________
                                        Wallace S. Pidcock
                                        Director and Vice President